EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement is made as of the first day of February, 1999 (the "Closing Date") by and between Thermo Vision Corporation, a Delaware corporation ("Thermo Vision") and Thermo Vision Opticon Corporation, a Delaware corporation ("NewCo") ("Buyer"), Opticon Corp., a Massachusetts corporation ("Seller"), and Harold Weissman ("Stockholder"). Thermo and NewCo are referred to together as "Buyers".

                                    RECITALS

      NewCo is a newly-formed Delaware corporation 100% owned by Thermo Vision.

      Seller is engaged in the business of designing, manufacturing, marketing and distributing replicated optical components in a facility located in North Billerica, Massachusetts.

      Buyers desire to purchase, and Seller desires to sell, substantially all of its assets, subject to the assumption by Buyers of certain liabilities of Seller.

      Stockholder is the sole stockholder of Seller.

      NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions herein contained, the parties hereto agree as follows:

1.   DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "Accounts Receivable" -- as defined in Section 3.8.

      "Adjusted Net Tangible Assets" -- Net Tangible Assets as shown on the Closing Balance Sheet.

      "Agent" -- as defined in Section 2.10.

      "Applicable Contract"-- any Contract (whether written or oral and whether express or implied): (a) under which Seller has any rights, (b) under which Seller has any obligation or liability, or (c) by which the Seller or any of the Assets are bound.
      "Assets" -- as defined in Section 2.1.

      "Assumed Liabilities" -- as defined in Section 2.4.

      "Balance Sheet Date" -- as defined in Section 2.4.



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      "Breach"  --  a  "Breach"  of  a   representation,   warranty,   covenant,
obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

      "Buyers" -- as defined in the first paragraph of this Agreement.

      "Buyer Indemnified Persons"  -- as defined in Section 5.2.

      "Closing" -- as defined in Section 2.7.

      "Closing Balance Sheet" -- as defined in Section 2.5(b).

      "Closing Date" -- as defined in the first paragraph of this Agreement.

      "Code" -- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "Competitive Business" -- as defined in Section 6.17.

      "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

            (a)  the sale of the Assets by Seller to Buyers;

            (b) the assumption of the Assumed Liabilities by Buyers;

            (c) the execution and delivery and performance of the Escrow Agreement, the Employment Agreement, the Bill of Sale and Assignment, and the Assumption Agreement;
            (d) the performance by Buyers and Seller of their respective covenants and obligations under this Agreement; and

            (e) Buyers's acquisition and ownership of the Assets and exercise of control over the Assets following the Closing.

      "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Damages" -- as defined in Section 5.2.

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      "Disclosure  Schedule" -- the Disclosure  Schedule  delivered by Seller to
Buyers concurrently with the execution and delivery of this Agreement, attached hereto as Exhibit A and incorporated into this Agreement as a part hereof.

      "Draft Closing Balance Sheet" -- as defined in Section 2.5(a).

      "Encumbrance" -- any charge, claim, condition, equitable interest, lien, mortgage, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use or exercise of any attribute of ownership.

      "Environment" -- soil, land, surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

      "Environmental, Health and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law, Occupational Safety and Health Law, a Contract or other obligation relating to:

            (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical or radioactive substances or products);

            (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

            (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

            (d) any other compliance, corrective, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action" include the types of remedial activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq., as amended ("CERCLA").

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      "Environmental Law" -- any Legal Requirement designed:

            (a) to advise appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous or toxic substances or materials, violations or discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have an adverse impact on the Environment;

            (b) to permit or license, or to prevent or acceptably minimize the release of pollutants or hazardous or toxic substances or materials into the Environment;

            (c) to reduce the quantities, prevent the release, and minimize the hazardous characteristics of wastes that are generated;

            (d) to assure that products are designed, formulated, packaged, or used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

            (e)  to protect resources, species, or ecological amenities;

            (f) to acceptably minimize the risks inherent in transportation of hazardous or toxic substances, pollutants, oil, petroleum, or other potentially harmful substances;

            (g) to clean up pollutants that have been released, prevent the threat of release, or pay the costs of such cleanup, remediation or prevention; or

            (h) to make responsible parties pay private parties, or groups of them, for damages done to their health or Environment.

      "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
      "Escrow Amount" -- as defined in Section 2.10.

      "Exchange Act" -- the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Excluded Assets" -- as defined in Section 2.2.

      "Excluded Liabilities" -- all liabilities of Seller other than the Assumed Liabilities.

      "Facilities" -- any leaseholds, or other interests currently or formerly leased or operated by Seller in the conduct of Seller's business and any buildings, plants, structures, or equipment currently or formerly owned, leased or operated by Seller in the conduct of Seller's business.

      "Financial Statements" -- as defined in Section 3.4.

      "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the 1997 Balance Sheet and the other financial statements referred to in Section 3.4 were prepared (except as to inventory which was not valued in accordance with GAAP).

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      "Governmental  Authorization" -- any approval,  consent,  license, permit, waiver, exemption or variance, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" -- any body exercising, or entitled or purporting to exercise, any administrative, executive, judicial (including court), legislative, police, regulatory, or taxing authority or power of any nature over Seller, including any:

            (a) federal, state, local, municipal, foreign, or other government and any agency, branch or department thereof;

            (b)  court or other tribunal; or

            (c) multi-national organization or body.

      "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that unreasonably increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Assets.

      "Hazardous Materials" -- any substance that is now listed, designated, or classified as, or otherwise determined by a Governmental Body to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and urea formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials.

      "Indemnified Person" -- a Buyer Indemnified Person or a Seller Indemnified Person.

      "Intangibles"  -- as defined in Section 3.19.

      "Inventories" -- as defined in Section 3.27.

      "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "June Balance Sheet" -- as defined in Section 3.4.

      "June Income Statements" -- as defined in Section 3.4.

      "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

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            (a)  such individual is actually aware of such fact or other matter; or

            (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer or senior management employee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

      "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other, constitution, law, ordinance, Order, principle of common law, regulation, requirement, statute or treaty.

      "Material Adverse Effect" -- any loss to Seller in excess of $10,000.

      "Net Asset Benchmark" -- as defined in Section 2.5(e).

      "Net Tangible Assets" --as defined in Section 2.5(a).

      "Neutral Auditors" -- as defined in Section 2.5(b).

      "NewCo" --as defined in the first paragraph of this Agreement.

      "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards designed to provide safe and healthful working conditions.

      "Order" -- any  award,  decision,  injunction,  judgment,  order,  ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), is not required to be specifically authorized by the parent company (if any) of such Person, and does not require any other separate or special authorization of any nature; and

            (c) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

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      "Organizational   Documents"  --  (a)  the  articles  or   certificate  of
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the certificate of organization and management agreement of a limited liability company or limited liability partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

      "Plans" -- as defined in Section 3.11.

      "Premises" - as defined in Section 2.8 (f).

      "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Purchase Price" -- as defined in Section 2.3.

      "Related Person" -- any of the following with respect to a specified
Person:

            (a) a Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) a  Person  that  holds a  Material  Interest  in such  specified
Person;

            (c) each Person that serves as a director, executive officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) a Person in which such specified Person holds a Material Interest; and

            (e) a Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

      "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment (including the abandonment or discarding of barrels, containers, tanks or other receptacles).

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      "Restricted Employee" -- as defined in Section 6.16.

      "Securities Act" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Seller" -- as defined in the first paragraph of this Agreement.

      "Seller Indemnified Persons"  -- as defined in Section 5.3.

      "Subsidiary" -- any Person in which a corporation or other Person (the "Owner") has, directly or indirectly, a majority interest. A majority interest in a Person includes the power of the Owner to elect a majority of the Board of Directors or the power otherwise to direct the business and policies of that Person.

      "Tax" -- any tax (including without limitation any income, capital gains, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or other fiscal charges of any kind whatsoever, including any fine, interest, penalty, or addition thereto, whether disputed or not), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Applicable Contract relating to the sharing or payment of any such tax.

      "Tax Return" -- any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including without limitation any schedule or attachment thereto, and any amendment thereof.

      "Thermo Vision" --as defined in the first paragraph of this Agreement.

      "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

      "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made or any written notice has been given, or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      "Trade Secrets"  -- as defined in Section 3.19.

      "1997 Balance Sheet" -- as defined in Section 3.4.

      "1997 Income Statements" -- as defined in Section 3.4.

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2.    SALE AND TRANSFER OF ASSETS; CLOSING

      2.1 Sale of Assets. At the Closing, Buyers shall purchase, acquire and accept, and Seller shall assign, transfer, convey and deliver, all of Seller's right, title and interest in and, the following assets, properties and rights (contractual or otherwise) of Seller (collectively, the "Assets") free and clear of any Encumbrances except as set forth in the Disclosure Schedule.

            (a) Inventories. All inventories of raw materials, work-in-process, finished products and resale merchandise, scrap inventory, and expendable manufacturing supplies as set forth or summarized in the Disclosure Schedule and reflected in the June Balance Sheet with changes resulting in the Ordinary Course of Business from the date of the June Balance Sheet to the Closing Date.

            (b) Machinery and Equipment. All machinery and equipment used in the research and development, manufacture, production, assembly, testing, handling, distribution, demonstration and sale of Seller's products, together with the spare-parts inventories and all manufacturing or production tools and maintenance supplies pertaining thereto.

            (c) Intellectual Property Rights and Trademarks. All patents, trademarks, service marks, copyrights, trade names and applications therefor which have been or are being used by Seller, including without limitation, the name "Opticon."

            (d) Technical Information and Intangibles. All inventions, discoveries (whether patentable or unpatentable), processes, designs, know-how, trade secrets, proprietary data, software programs and intellectual property of all kinds, including drawings, plans, specifications, processes, patents, dies, designs, blue prints, records, data, product development records, production outlines, diskettes, source code, object code, flow charts, information, media or knowledge and procedures, and customer and supplier lists.

            (e) Contracts. All Applicable Contracts, including, without limitation, all real and personal property leases, licenses, sales, distribution, and supply contracts, purchase contracts, sales orders, and any prepaid items, warranties and all causes of action and claims related thereto.

            (f) Books and Records. All books, records and accounts, correspondence, production records, technical, manufacturing and procedural manuals, and customer lists; and any confidential information which has been reduced to writing relating to or arising out of the Seller's business, all whether in hard copy or computerized form.

            (g)  Permits  and  Approvals.   To  the  extent  transferable,   all
Governmental Authorizations.

            (h) Claims. All claims, deposits, prepayments, refunds, security interests, causes of action, choses in action, rights of recovery, rights of setoff, rights of recoupment, rights under warranties and other similar assets.

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            (i) Furniture and Fixtures.  All office furniture,  office equipment and supplies and computer hardware.

            (j) Accounts Receivable. All trade and other accounts and notes receivable and any rights of recovery or set off of every type and character.

            (k) Miscellaneous Supplies. All catalogs, brochures, product literature, product-related application notes, manuals, technical papers, other printed materials, shipping and packaging materials and labels, cartons and shipping containers, palettes, shipping equipment, graphics, artwork, photographic film, slides, negatives, color separations, printer's and photographer's plates and so-called "camera-ready materials" and sales and advertising materials.

            (l) Copies. To the extent not previously provided, copies of all accounting records of Seller's business operations; employment records; studies, reports and summaries relating directly to any environmental conditions or consequences of any operation of Seller's business, as well as all studies, reports and summaries relating directly to the general condition of Seller's business.

      2.2 Excluded Assets. Notwithstanding anything to the contrary herein, the Assets ---shall not include (a) cash, bank accounts, money market accounts, certificates of deposit, treasury bills, bonds, notes, securities and similar short term investments with maturity dates within 90 days of issuance or (b) receivables from Stockholder, employees of Seller or other individuals (the "Excluded Assets").

      2.3 Purchase Price for the Assets. Subject to Section 2.5, the aggregate purchase price for the Assets shall be $2,000,000 (the "Purchase Price").

      2.4 Assumption of Liabilities. At the Closing and effective as of the Effective Date, Buyers shall assume only the following liabilities of Seller (the "Assumed Liabilities"): (i) liabilities reflected on the June Balance Sheet, except for any liabilities discharged since the date of the June Balance Sheet (the "Balance Sheet Date"), (ii) liabilities incurred by Seller in the Ordinary Course of Business since the Balance Sheet Date for which performance is due after the Closing Date (except those liabilities, if any, that arise out of Seller's breach of contract, breach of warranty, tort, infringement or violation of any Legal Requirement or out of any Proceeding), and (iii) liabilities and obligations under any Applicable Contract assigned to Buyers pursuant hereto except to the extent such obligations and liabilities arise out of Seller's default under or breach of any such Contract. In furtherance of, but without limiting, the foregoing, the Assumed Liabilities will not include any liabilities or obligations of Seller (a) for any Environmental, Health and Safety Liabilities resulting from the ownership, operation or condition of Seller, its Assets and the Facilities, or for any liabilities or obligations resulting from any Hazardous Activity in either case conducted on or prior to the Closing Date, (b) for any Taxes resulting from the conduct of Seller's business on or prior to the Closing Date, (c) for any litigation or Proceeding relating to Seller's business or the Assets resulting from events occurring on or prior to the Closing Date, (d) for any product liability claims relating to Seller's products sold on or prior to the Closing Date, (e) to employees of Seller, including all retired and former employees arising out of their


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employment by Seller,  (f) under any Plan maintained at any time by Seller or to which Seller contributes, or relating to any termination of the rights of any employee under any such Plan, (g) for any vacation time in excess of 80 hours accrued by any individual employee of Seller with respect to the period on or before the Closing Date, or (h) for any vacation time equal to or less than 80 hours accrued by any individual employee of Seller with respect to the period on or before the Closing Date that is not accrued on the Closing Balance Sheet.

      2.5 Post-Closing Adjustments. The Purchase Price set forth in Section 2.2 shall be subject to adjustment after the Closing Date as follows:

            (a) Within 45 days after the Closing Date, Thermo Vision shall prepare and deliver to Seller a balance sheet reflecting Seller's Net Tangible Assets as of the Closing Date (a "Draft Closing Balance Sheet") at Buyers' expense. Thermo Vision shall prepare the Draft Closing Balance Sheet in accordance with GAAP [except inventories which shall be reflected in accordance with Seller's past accounting practices.] For purposes of this Agreement, "Net Tangible Assets" shall mean the Assets other than cash, intellectual property and goodwill minus Assumed Liabilities.

             (b) Seller shall deliver to Thermo Vision within 30 days after receiving the Draft Closing Balance Sheet a detailed statement describing its objections (if any) thereto. Failure of Seller so to object to the Draft Closing Balance Sheet shall constitute acceptance thereof, whereupon such Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet." Thermo Vision and Seller shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 30 days after Thermo Vision has received the statement of objections, Thermo Vision and Seller shall select a nationally recognized accounting firm mutually acceptable to them which shall not be the regular accounting firm of Buyers or Seller (the "Neutral Auditors") to resolve any remaining objections. If Thermo Vision and Seller are unable to agree on the choice of Neutral Auditors, they shall select as Neutral Auditors a nationally recognized accounting firm by lot (after excluding their respective regular independent accounting firms). The Neutral Auditors shall determine, within 30 days after their appointment, whether the objections raised by Seller are valid. The Draft Closing Balance Sheet that is the subject of objections by Seller shall be adjusted in accordance with the Neutral Auditors' determination and, as so adjusted, shall be the Closing Balance Sheet. Such determination by the Neutral Auditors shall be conclusive and binding upon Buyers and Seller. Buyers, on the one hand, and Seller, on the other, shall share equally the fees and expenses of the Neutral Auditors.

            (c) If Adjusted Net Tangible Assets are less than the Net Asset Benchmark, Seller shall pay to Buyers, by wire transfer in immediately available funds, within ten business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 2.5, an amount equal to such deficiency.

            (d) If Adjusted Net Tangible Assets are more than the Net Asset Benchmark, Buyers shall pay Seller, by wire transfer in immediately available funds, within ten business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 2.5, an amount equal to such excess.

            (e) As  used  in this  Section  2.5,  "Net  Asset  Benchmark"  means
$621,000.

      2.6 Allocation of Purchase Price. Seller and Buyers agree that the Purchase Price shall be provisionally allocated among the Assets as provided on Exhibit B attached hereto. The final allocation of the Purchase Price shall differ from the provisional allocation only to reflect the book value of the Adjusted Net Tangible Assets as shown on the Closing Balance Sheet. Buyers and Seller each shall report the federal, state, provincial, foreign and local income and other tax consequences of the transaction contemplated hereby in a manner consistent with such allocation.

      2.7 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") is occurring by the exchange of facsimile signature pages on the date set forth in the first paragraph of this Agreement (the "Closing Date") to be followed by the exchange of fully executed original documents, the wire transfer of the Purchase Price (less the Escrow Amount) to the account designated by Seller and the wire transfer of the Escrow Amount to the Agent.

      2.8 Deliveries by Seller to Buyers. At the Closing, Seller shall deliver, or cause to be delivered, to Buyers:

            (a) such executed assignments, bills of sale, certificates of title, or other documents, each dated the Closing Date, as shall be reasonably necessary, in the opinion of Buyers and their counsel to transfer to Buyers all of Seller's right, title and interest in and to the Assets;

            (b) an opinion of Peabody & Arnold LLP, counsel to Seller and Stockholder, in the form attached hereto as Exhibit C;
            (c) consents to the assignment of the Contracts listed on Exhibit D;

            (d) an Escrow Agreement in the form of Exhibit E executed by Seller;

            (e) executed copies of such other agreements contemplated hereunder to which Seller is party;

            (f) consent to assignment of the lease of the premises at 76 Treble Cove Road, North Billerica, Massachusetts 01862-2232 ("Premises") and release of Seller from the lease; and

            (g) an executed employment agreement between NewCo and Mr. Harold Weissman in the form attached hereto as Exhibit G.

      2.9 Deliveries by Buyers to Seller. At the Closing, Buyers shall deliver to Seller:

            (a) Subject to Section 2.10 hereof, the Purchase Price by wire transfer to the account designated by Seller;

            (b) an Escrow Agreement in the form of Exhibit E, executed by Buyers and Agent;

            (c) an executed assumption agreement and such other documents, each dated as of the Closing Date, as shall be reasonably necessary, in the opinion of Seller and its counsel, for the assumption by Buyers of all of the Assumed Liabilities; and

            (d) an executed employment agreement between NewCo and Mr. Harold Weissman in the form attached hereto as Exhibit G.

      2.10 Escrow. For the purpose of providing security for the obligations of Seller under Section 5.2 hereof, $200,000 (the "Escrow Amount") shall be withheld from the Purchase Price delivered at Closing and shall be placed in an escrow account with State Street Bank as escrow agent (the "Agent"). The Agent shall hold the Escrow Amount pursuant to the terms of an escrow agreement among Seller, Buyers and the Agent substantially in the form attached hereto as Exhibit E. At any time on or after the date that is 18 months from the Closing Date, Seller will have the right to withdraw the Escrow Amount, together with any interest thereon, less the amount of any unsatisfied claim for indemnification made by Buyers prior to such date. Any portion of the Escrow Amount that cannot be withdrawn from the escrow account due to pending claims by Buyers for indemnification, shall remain in the escrow account until the resolution of such claims by judgment of any court of competent jurisdiction from which no appeal can be made, decision of an arbitrator from which no appeal can be made, or agreement of Buyers and Seller.

      2.11 Transfer Taxes. Seller shall pay all sales, use, excise or other taxes which may be payable in connection with the sale and transfer of the Assets.

      2.12 Offers of Employment. NewCo intends to employ and agrees to make good faith offers of employment to the employees of Seller listed on Exhibit F. All such employees who elect to become employees of NewCo shall be provided benefits under the Thermo Vision benefit and welfare plans for which they qualify with credit being given under the Thermo Vision plans for time in service with Seller.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller and Stockholder jointly and severally represent and warrant to Buyers as follows:

      3.1   Organization and Good Standing.

            Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state or other jurisdiction of its incorporation or organization, with full corporate power and authority to conduct its business as now being conducted, to own or use the properties and assets that it purports to own or use in its business, and to perform all its obligations under Applicable Contracts. Seller has no Subsidiaries.

      3.2   Authority; No Conflict.

            (a) Subject to obtaining the consents set forth in Part 3.2 of the Disclosure Schedule, Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions and proceedings to be taken by or on the part of Seller to authorize and permit the execution and delivery by Seller of this Agreement and the instruments required to be executed and delivered by Seller pursuant hereto, the performance by Seller of the obligations hereunder and the consummation by Seller of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

            (b) Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller nor the consummation or performance of any of the Contemplated Transactions by Seller will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Seller, or (B) any resolution adopted by the board of directors or the stockholders of Seller; or, to the Knowledge of Seller and Stockholder, (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, or any of the Assets, may be subject; (iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; (iv) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or (v) entitle any employee or other Person to severance or other payments by Seller or create any other obligation to an employee or other Person, including any increase in benefits.

            (c) Except as set forth in Part 3.2 of the Disclosure Schedule, Seller is not and will not be required to give any notice to, make any filing with, or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions by Seller.

      3.3 Qualification to do Business. All of the jurisdictions in which the business of Seller requires Seller to qualify as a foreign corporation are listed on Part 3.3 of the Disclosure Letter with a notation of those jurisdictions in which Seller is so qualified.

      3.4 Financial Statements. Seller has delivered to Buyers: (a) an unaudited balance sheet as at December 31, 1997 (the "1997 Balance Sheet"), and the related unaudited statements of income, cash flows and retained earnings for the fiscal year then ended with the review report thereon of Moody, Cavanaugh and Company, independent public accountants (the "1997 Income Statements") and (b) an unaudited balance sheet as at June 30, 1998 (the "June Balance Sheet") and the related unaudited statements of income, cash flows and retained earnings for the six-month period then ended (the "June Income Statements"). The 1997 Balance Sheet, the June Balance Sheet, 1997 Income Statements and the June Income Statements are referred to collectively as the "Financial Statements". The Financial Statements fairly present Seller's financial condition and the results of operations and cash flows as at the respective dates of and for the periods referred to therein all in accordance with GAAP. The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved and are consistent with the books and records of Seller.

      3.5 Books and Records. The books of account, and other records of Seller, all of which have been made available to Buyers, are complete and correct in all material respects.

      3.6 Title to Properties; Encumbrances. Except as set forth in Part 3.6 of the Disclosure Schedule, Seller has valid and legally enforceable title to all of the Assets free and clear of any Encumbrances whatsoever, and the consummation of the Contemplated Transactions will vest in Buyers all of Seller's right, title and interest in and to the Assets.

      3.7 Condition and Sufficiency of Assets. The tangible Assets are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put, and are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Assets constitute substantially all of the Assets used in Seller's business and are the only assets necessary for the continued conduct of the business after the Closing in substantially the same manner as conducted prior to the Closing. Seller does not own and has never owned any real estate.

      3.8 Accounts Receivable. All of Seller's accounts receivable are reflected properly on its books and records in accordance with GAAP. All of Seller's accounts receivable that are reflected on the June Balance Sheet (except for those collected in full prior to the Closing Date) or shown on Seller's accounting records as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date and except as set forth on Part 3.8 of the Disclosure Schedule, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the June Balance Sheet or on Seller's accounting records as of the Closing Date. There is no contest, claim, or right of set-off with any maker of an Account Receivable relating to the amount or validity of such Account Receivable.

      3.9 No Undisclosed Liabilities. Except a set forth in Part 3.9 of the Disclosure Schedule, to the Knowledge of Seller and Stockholder, Seller has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), and there is no basis for the assertion against Seller of any such liability or obligation, except for liabilities or obligations set forth, or reserved against in, the June Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date (none of which liabilities results from, arises out of, or relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

      3.10 Taxes. Except as set forth in Part 3.10 of the Disclosure Schedule, Seller has accurately prepared and duly and timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. Seller is not the beneficiary of any extension of time within which to file any Tax Return where the failure to file would have a Material Adverse Effect on Seller or the Assets. All Taxes owed by Seller have been paid when due, other than those being contested in good faith and where adequate reserves

(determined in accordance with GAAP) have been established therefor. All Taxes of Seller for Tax periods or portions thereof ending on or prior to the Closing Date, including Taxes that may become payable by Seller in future periods in respect of any transactions or sales occurring on or prior to the Closing Date, that have not yet been paid have, in the aggregate, been adequately reflected as a liability on Seller's books in accordance with GAAP. Seller is not currently being audited or examined by any Governmental Body, and no deficiencies for any Tax have been asserted against Seller that would have a Material Adverse Effect on Seller or the Assets. Without limiting the generality of the foregoing, Seller has withheld or collected and duly paid all Taxes required to have been withheld or collected and paid in connection with payments to foreign persons, sales and use Tax obligations, and amounts paid or owing to or on behalf of any employee, independent contractor, creditor, stockholder or other Person.

      3.11 Employee Benefits. Part 3.11 of the Disclosure Schedule contains a true, correct and complete list of all benefit plans (as defined in Section 3(3) of ERISA) and all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to any of Seller's employees (the "Plans"). Seller has performed all obligations required to be performed by it under, and is not in violation of any of the Plans as they relate to Seller's employees. There are no pending or, to the Knowledge of Seller or Stockholder, Threatened Proceedings by employees or former employees, or beneficiaries or spouses of any of the above, involving any Plan.

      3.12  Compliance with Legal Requirements;

            (a) Except as set forth in Part 3.12 of the Disclosure Schedule: (i) to the Knowledge of Seller and Stockholder, Seller is, and at all times has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets ; (ii) to the Knowledge of Seller and Stockholder, no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement; (iii) Seller has not received, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement by it.

            (b) Seller has obtained all Governmental Authorizations reasonably necessary for the conduct of its business as currently conducted. Except as set forth in Part 3.12 of the Disclosure Schedule: (i) Seller is, and at all times has been, in compliance in all material respects with each such Governmental Authorization, (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such Governmental Authorization; (iii) Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any such Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any such Governmental Authorization; and (iv) the rights of Seller under such Governmental Authorizations shall not be affected by the consummation of the Contemplated Transactions.

      3.13  Legal Proceedings; Orders.

            (a) Except as set forth in Part 3.13 of the Disclosure Schedule, to Seller's and Stockholder's Knowledge, there is no pending Proceeding: (i) that has been commenced by or against Seller or that otherwise relates to or may affect, Seller or the Assets, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Seller and Stockholder, (A) no such Proceeding has been Threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

            (b) Except as set forth in Part 3.13 of the Disclosure Schedule there is no Order to which Seller or any of the Assets is subject. Seller is in compliance in all material respects with all of the terms and requirements of each Order to which Seller or any Assets are subject.

      3.14  Absence of Certain  Changes and Events.  Except as set forth in Part
3.14 of the Disclosure Schedule, since the date of the June Balance Sheet, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

            (a) except in the Ordinary Course of Business, payment or increase by Seller of any bonuses, salaries, commissions or other compensation to any employee or entry into any employment, severance, or similar Applicable Contract with any employee;

            (b) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees;

            (c) damage to or destruction or loss of any of Seller's assets or property, whether or not covered by insurance, having a Material Adverse Effect on Seller;

            (d) except in the Ordinary Course of Business, sale, lease, or other disposition of any of Seller's assets or property or mortgage, pledge, or imposition of any Encumbrance on any asset or property of Sellers;

            (e) cancellation or waiver of any claims or rights with a value to Sellers in excess of $10,000;

            (f) material change in the accounting methods used by Seller in maintaining records and reporting results of Seller's operations (it being understood and acknowledged by all parties that the method for accounting for inventory will be changed by Buyers immediately following the Closing);

            (g)  change  in  the  financial  condition,   assets,   liabilities,
earnings, business or prospects of Seller having a Material Adverse Effect;

            (h) indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transaction (except that reflected in this Agreement) engaged in, by Seller, except those in the Ordinary Course of Business which are individually less than $10,000 in amount and in the aggregate less than $25,000 in amount;

            (i) acquisition on behalf of Seller of any assets other than in the Ordinary Course of Business;

            (j) material reduction in the rate of, or gross margins associated with, bookings or orders for Seller's products or services; or

            (k) agreement, whether oral or written, to do any of the foregoing.

      3.15  Contracts; No Defaults.

            (a) Seller has delivered to Buyers true and complete copies of all of the written Applicable Contracts. Part 3.15(a) of the Disclosure Schedule contains a complete and accurate description of each of the following Applicable Contracts, whether oral or written: (i) each agreement that involves aggregate future payments by Seller of more than $10,000; (ii) each distributorship, sales agency, franchise, joint venture or partnership agreement; (iii) each agreement not made in the Ordinary Course of Business which is to be performed after the Closing; (iv) each outstanding commitment to make a capital expenditure, capital addition or capital improvement involving an amount in excess of $5,000; (v) each real or personal property lease requiring payments of more than $10,000 in the aggregate; (vi) each agreement relating to the loan of money or availability of credit to or from Seller; (vii) each agreement limiting the freedom of Seller to compete in the line of business of Seller or with any Person engaged in a business similar to Seller's; (viii) each Applicable Contract between Seller and any present or former employee; (ix) each license agreement relating to patents, trademarks, know-how or other intellectual property included in the Assets, whether as licensee or licensor; (x) each collective bargaining agreement or other contract or commitment to or with any labor union or other group of employees representing the employees; (xi) each mortgage, pledge, security, title retention, or similar agreement encumbering any of the Assets for more than $10,000; (xii) each agreement providing for payments to or by any Person based on sales, purchases, revenues, profits or assets; (xiii) each guaranty or similar undertaking by Seller with respect to the obligations of any other Person for more than $10,000; (xiv) each agreement relating to the acquisition or disposition of significant assets, businesses or companies within the past five years; and (xv) each other agreement requiring payments of more than $10,000 in the aggregate which cannot be terminated by Seller within one year after the date hereof without penalty or under which the consequences of a default or termination would have a Material Adverse Effect. Exhibit D contains a complete list of Applicable Contracts that require a third party to consent to their transfer to Buyers.

            (b) Except as set forth in Part 3.15(b) of the Disclosure Schedule, to the Knowledge of Seller and Stockholder, each Applicable Contract is in full force and effect and is valid and enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting rights of creditors generally. Except as set forth in Part 3.15(b) of the Disclosure Schedule: (i) Seller is, and at all times has been, in compliance in all material respects with all applicable terms and requirements of each Applicable Contract; (ii) to the Knowledge of Seller and Stockholder, each other Person that has any obligation or liability under any Applicable Contract is, and at all times has been, in compliance in all material respects with all applicable terms and requirements of such Applicable Contract and no such Person is insolvent or involved in bankruptcy, insolvency or other Proceedings to enforce creditors rights generally nor is any such Proceeding Threatened; and (iii) Seller has not given to or received from any other Person, at any time, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

            (c) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Seller under Applicable Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

      3.16 Insurance. Part 3.16 of the Disclosure Schedule sets forth a list (including the name of the insurer, the name of the policyholder, the name of each insured, the policy number and periods of coverage, and the scope of coverage) of all policies of fire, theft, casualty, liability, burglary, fidelity, workers compensation, business interruption, environmental, product liability, automobile and other forms of insurance covering Seller and its operations under which Seller is the beneficiary, including any self-insurance arrangement affecting Seller. Seller has not received any notice from any insurer under any such policy disclaiming coverage or canceling or materially amending any such policy. Such policies or extensions or renewals thereof in such amounts will be outstanding and in full force and effect without interruption until the Closing Date. Seller has paid all premiums due, and has otherwise performed all of its material obligations under, each such policy. Seller has given proper and timely notice to the insurer of all claims that may be insured under such policies. Seller has delivered true and complete copies of all such insurance policies to Buyers

      3.17 Environmental Matters. Except as set forth in Part 3.17 of the Disclosure Schedule:

            (a) Seller is in substantial compliance with all Environmental Laws. Seller has no basis to expect, nor has it or, to the Knowledge of Seller and Stockholder any other Person for whose conduct it is responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, (ii) the current or prior owner or operator of any Facilities, or (iii) any other Person, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation of Seller to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller (or any predecessor) has or had an interest, or with respect to any property or facility at or to or from which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, transported or processed by Seller (or any predecessor), or any other Person for whose conduct Seller is responsible.

            (b) There are no pending or, to the Knowledge of Seller and Stockholder, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller (or any predecessor) has or had an interest.

            (c) Neither Seller nor, to the Knowledge of Seller and Stockholder, any other Person for whose conduct Seller is responsible, has any Environmental, Health and Safety Liabilities with respect to the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any other property or assets.

            (d) To the Knowledge of Seller and Stockholder, there has been no Release or Threat of Release, of any Hazardous Materials (i) at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, transported, produced, imported, used, or processed or (ii) any property geologically or hydrologically adjoining the Facilities in which Seller has an interest.

            (e) Seller has delivered to Buyers true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, or any other Person for whose conduct Seller is responsible, with Environmental Laws or Occupational Safety and Health Laws in connection with the operation of Seller's business.

            (f) Part 3.17 of the Disclosure Schedule sets forth or describes in reasonable detail: (i) all landfills, surface impoundments, pits, underground injections wells, waste piles, incinerators and any other units used by Seller (or any predecessor) for the handling, treatment, recycling, storage or disposal of Hazardous Materials and (ii) all underground or above-ground storage tanks at the Facilities.

            (g) This Section 3.17 contains the sole and exclusive representations and warranties of the Seller with respect to any Environmental Health and Safety Liabilities, Environmental Law, Occupational Safety and Health Law and Hazardous Activity, including without limitation, any matter arising out of federal, state and local environmental legal requirements.

      3.18 Labor Disputes; Compliance. Seller has not been a party to any collective bargaining or other labor Contract applicable to Seller. There has never been, there is not presently pending or existing, and to the Knowledge of Seller and Stockholder there is not Threatened, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union representing such employees with the National Labor Relations Board or any comparable Governmental Body, organizational activity, or other labor dispute, in each case, against or affecting Seller's operations, the Assets or the Facilities, and no application for certification of a collective bargaining agent on behalf of Seller's employees is pending or to the Knowledge of Seller or Stockholder is Threatened. To the Knowledge of Seller and Stockholder, no event has occurred or circumstance exists with respect to Seller's business that would provide the basis for any work stoppage or other labor dispute between Seller and its employees. There is no lockout of any employees by Seller, and no such action is contemplated by Seller.

      3.19 Intellectual Property. Except as set forth in Part 3.19 of the Disclosure Schedule, Seller owns or has adequate licenses to use, free and clear of any Encumbrance of which Seller has Knowledge and free from any obligation of payment, all patents, trademarks, trade names, service marks, branch names and copyrights, and applications therefor, used in the conduct of Seller's business or the use of which is necessary for the conduct of Seller's business as presently conducted (the "Intangibles"). Set forth in Part 3.19 of the
Disclosure Schedule is a complete list and summary description of all Intangibles and licenses or sublicenses entered into or granted by or to Seller with respect thereto and the countries of registration. Seller owns or possesses adequate rights to use, free and clear of any Encumbrance of which Seller has Knowledge and from any obligation of payment, all inventions, technology, technical know-how, processes, designs, trade secrets, vendor and customer lists and other confidential information required or used by Seller in its business as presently conducted ("Trade Secrets"). No Person has made any claim or demand upon Seller pertaining to, and no Proceedings are pending, or, to the Knowledge of Seller or Stockholder, Threatened, which challenge the rights of Seller in respect of any Intangibles or Trade Secrets. No Intangible owned or used by Seller is subject to any Order. To the Knowledge of Seller and Stockholder, Seller has not infringed or engaged in the unauthorized use of, or violated any confidentiality agreement that pertains to, any patent, trademark, trade name, service mark, brand name or copyright, or any invention, technology, technical know-how, process, design, trade secret or other intellectual property of another Person. To the Knowledge of Seller and Stockholder, there has been no infringement or unauthorized use of any Intangible or Trade Secret by any other Person. All Assets used for information processing management and/or services ("Information Technology") which are material to the conduct of Seller's business as presently conducted can accurately process time/date including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000, including:
(i) leap year calculations and (ii) if such functionality is currently contained in the Information Technology, accurate derivation of the day of the week.

      3.20 Disclosure. To the Knowledge of Seller and Stockholder, no representation or warranty of Seller in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      3.21 Relationships with Related Persons. Except as set forth in Part 3.21 of the Disclosure Schedule, no Related Person of Seller has any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to Seller's business.

      3.22 Brokers or Finders. Neither Seller nor its officers or agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions except with New England Business Exchange and Seller will indemnify and hold Buyers harmless from any such payments due and alleged to be due from New England Business Exchange or otherwise by or through Seller as a result of the actions of Seller or its officers or agents.

      3.23 No Termination of Relationship. To the Knowledge of Seller and Stockholder, except as set forth in Part 3.23 of the Disclosure Schedule, no relationship between Seller and a distributor, customer, supplier, lender, or other Person (other than employees who elect not to accept NewCo's offer of employment) will be terminated or adversely affected as a result of the execution of this Agreement or the performance of the Contemplated Transactions.

      3.24 Customers and Suppliers. No unfilled customer orders or commitments obligating Seller to process, manufacture or deliver products or perform services, which orders or commitments are material, individually or in the aggregate, to Seller will result in a material loss to Seller upon completion of performance. No purchase orders or commitments of Seller, which orders or commitments are material, individually or in the aggregate, to Seller, are materially in excess of normal requirements for Seller, nor are prices provided therein materially in excess of current market prices for the products or services to be provided thereunder. No material supplier of Seller has indicated within the past year that it will stop, or materially decrease the rate of, supplying materials, products, or services to Seller and, except as set forth in
Part 3.24 of the Disclosure Schedule, no material customer of Seller has indicated within the past year that it will stop, or materially decrease the rate of, buying materials, products or services from Seller. Part 3.24 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of Seller's combined revenues during the last fiscal year and (b) each supplier that is the sole supplier of any product or component that is significant to Seller's business.

      3.25 Recalls. No products of Seller have ever been recalled and, to the Knowledge of Seller and Stockholder, there is no basis for any such recall.

      3.26 Backlog. Seller's backlog as of the Closing Date is greater than or equal to $1,000,000. For purposes of this Section 3.26, "backlog" means all firm orders and commitments for products and services and contain terms and conditions that are consistent with Seller's practices over the past year.

      3.27 Inventories. All Inventories (as defined below) are of a quality and quantity usable and salable in the Ordinary Course of Business. Items included in such Inventories are carried on Seller' books in accordance with prior practices as set forth in the June Balance Sheet. The term "Inventories" includes all stock of raw materials, work-in-process and finished goods held by Seller for manufacturing, assembly, processing, finishing, and sale or resale to others.

      3.28 Product and Service Warranties. Seller has provided Buyers with copies of the current standard warranty used for each of Seller's products and services. Part 3.28 of the Disclosure Schedule describes any and all other product or service warranties made by or on behalf of Seller that deviate materially from the current standard warranties and which remain in effect on the date hereof, or pursuant to which Seller has any remaining obligations.

4.    REPRESENTATIONS AND WARRANTIES OF BUYERS

      Buyers  jointly  and  severally   represent  and  warrant  to  Seller  and
Stockholder as follows:

      4.1 Organization and Good Standing. Each of Buyers is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      4.2   Authority; No Conflict.

            (a) Each of Buyers has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. All corporate and other actions and proceedings to be taken by or on the part of each of Buyers to authorize and permit the execution and delivery by it of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by each of Buyers and constitutes the legal, valid, and binding obligation of each of Buyers, enforceable against Buyers in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement by Buyers nor the consummation or performance of any of the Contemplated Transactions by Buyers will, directly or indirectly (with or without notice or lapse of time):
(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of either Buyer or any agreement which it or its assets may be subject, or (B) any resolution adopted by the board of directors or the stockholders of either Buyer; or (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge, any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either Buyer may be subject.

            (c) Neither Buyer is nor will it be required to give any notice to, make any filing with or obtain any Consent from any Person in connection with the execution and delivery of this Agreement by it or the consummation or performance of any of the Contemplated Transactions by it except as has been given, made or obtained on or prior to the Closing Date.

      4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyers and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyers' Knowledge, no such Proceeding has been Threatened and no event has occurred or circumstance exists that may give rise to or serve as a basis for commencement of any such Proceeding.

      4.4 Brokers and Finders. Neither of Buyers nor their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transaction and Buyers will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyers as a result of the action of either of Buyers or their respective officers or agents.

      4.5 Disclosures. To the Knowledge of Buyers, no representation or warranty of Buyers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

5.    INDEMNIFICATION; REMEDIES

      5.1 Survival. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement will survive the Closing for the respective periods specified therefor in this Agreement; the right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

      5.2 Indemnification and Reimbursement by Seller and Stockholder. Seller and Stockholder will jointly and severally indemnify and hold harmless each of Buyers, their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons, for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) (collectively, "Damages"), arising from or in connection with any Breach of any representation or warranty made by Seller in this Agreement.

      5.3 Indemnification and Reimbursement by Buyers. Buyers will jointly and severally indemnify and hold harmless Seller, its representatives, stockholders, controlling persons and affiliates (collectively "Seller Indemnified Persons"), and will reimburse Seller Indemnified Persons for any Damages arising from or in connection with any Breach of any representation or warranty made by Buyers in this Agreement.

      5.4 Time Limitations. Seller will have no liability for indemnification under Section 5.2 with respect to any representation or warranty in Section 3, other than those in Sections 3.10 and 3.17 unless, on or before the second anniversary of the Closing Date, Seller is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyers. Seller will have no liability for indemnification under Section 5.2 with respect to Section 3.10 unless, on or before the third anniversary of the Closing Date, Seller is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyers. Seller will have no liability for indemnification under Section 5.2 with respect to Section
3.17 unless on or before the expiration of the applicable statute of limitations Seller is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyers. Buyers will have no liability for indemnification under Section 5.3 with respect to any representation or warranty in Section 4 unless, on or before the second anniversary of the Closing Date, Buyers are given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

      5.5 Limitation on Amount. Seller and Stockholder shall have no indemnity obligations to Buyers, joint or several, unless and until the aggregate cumulative amount for which Buyers are entitled to indemnity hereunder exceeds $100,000, whereupon Buyers shall be entitled to recover the entire aggregate cumulative amount of all indemnity claims for which it is entitled to recover hereunder. In no event shall the indemnity obligations, joint or several, of Seller and Stockholder to Buyers under this Agreement exceed $1,500,000.

      5.6   Procedures for Indemnification -- Third Party Claims.

            (a) Promptly after receipt by a Buyer Indemnified Person or a Seller Indemnified Person (an "Indemnified Person") under Section 5.2 or Section 5.3 of notice of the commencement of any Proceeding against it for which a claim is to be made against an indemnifying party under such Section, the Indemnified Person will give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

            (b) If any Proceeding referred to in Section 5.6(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation.

            (c) If the indemnifying party assumes the defense of a Proceeding referred to in Section 5.6(a), (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification hereunder; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent (which will not be unreasonably withheld) unless
(A) there is no finding or admission of any violation of Legal Requirements by the Indemnified Person or any violation of the rights by the Indemnified Person of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent (which will not be unreasonably withheld).

            (d) If notice is given to an indemnifying party of the commencement of any Proceeding referred to in Section 5.6(a) and the indemnifying party does not, within ten business days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

            (e) Notwithstanding the foregoing, if a customer or a supplier of Seller asserts that either of Buyers is liable to such customer or supplier for a monetary obligation which may constitute or result in Damages for which Buyers may be entitled to indemnification pursuant to this Section 5 and Buyers reasonably determine that there is a valid business reason to fulfill such obligations, then (i) Buyers shall be entitled to satisfy such obligations without prior notice to or consent from Seller, (ii) Buyers may make a claim for indemnification pursuant to this Section 5 and (iii) Buyers shall be reimbursed, in accordance with the provisions of this Section 5, for any Damages for which they are entitled to indemnification pursuant to the provisions of this Section 5; provided, however, that if Buyers make a claim for indemnification in accordance with this sentence Seller shall not be deemed to have waived any defense to such claim by Buyers.

            (f) Notwithstanding the foregoing, if an Indemnified Person reasonably determines in good faith that there is a reasonable probability that a Proceeding will adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            (g) Buyers and Seller hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against an Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on Seller with respect to such a claim anywhere in the world.

            (h) With respect to any Proceeding subject to indemnification under this Section 5: (i) both the Indemnified Person and the indemnifying party, as the case may be, shall be kept fully informed of the Proceeding at all stages thereof where such party is not represented by its own counsel, and (ii) the parties agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Proceeding brought by any third party.

            (i) With respect to any Proceeding subject to indemnification under this Section 5, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its best efforts, in any Proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Proceeding shall, to the extent possible, be made so as to reserve any applicable attorney-client or work-product privilege.

      5.7  Procedure  for   Indemnification   --  Other  Claims.   A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

6.    GENERAL PROVISIONS

      6.1 Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

      6.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, by Buyers only with the consent of Seller, and by Seller, only with the consent of Buyers, none of which consents will unreasonably be withheld; provided, however, that either of Buyers or Seller may make any public disclosure it believes in good faith is required by law or regulation. The content of any public announcement by Buyers will be subject to review and approval by Seller, and the content of any public announcement by Seller will be subject to review and approval by Buyers, none of which approvals will unreasonably be withheld. Seller and Buyers will consult with each other concerning the means by which Seller's employees, customers, and suppliers and others having dealings with Seller will be informed of the Contemplated
Transactions, and Buyers will have the right to be present for any such communication.

      6.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given immediately if sent by confirmed facsimile transmission, when actually received or if earlier, one day after deposit with a nationally recognized overnight delivery service, charges prepaid, or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers a party may designate by notice to the other party):

      Seller:

      Harold Weissman
      34 Fairbanks Road
      Lexington, MA 02421
      with a copy to:

      Peabody & Arnold LLP
      50 Rowes Wharf
      Boston, MA  02110
      Attention: Anil Khosla, Esq.
      Telecopy No.: (617) 951-2125

            Buyers:

      Thermo Vision Corporation
      8E Forge Parkway
      Franklin, MA  02038
      Attention : President
      Telecopy No.: (508) 553-5001

      with a copy to:

      Thermo Electron Corporation
      81 Wyman Street
      Waltham, MA  02254-9046
      Attention: General Counsel
      Telecopy No.:  (781) 622-1283

      6.4 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Massachusetts, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Massachusetts and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
      6.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      6.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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

      6.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      6.8 Disclosure Schedule. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

      6.9 Assignments, Successors, and Third-Party Rights. No party hereto may assign any of its rights under this Agreement without the prior written consent of the other party. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      6.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      6.11 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      6.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      6.13 Governing Law. This Agreement will be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

      6.14 Relief. In the event of a breach of the provisions of this Agreement by Seller or Stockholder, in addition to any other rights and remedies that Buyers may have under law or in equity, Buyers shall have the right to specific performance and injunctive relief, it being acknowledged and agreed that money damages will not provide an adequate remedy. In the event litigation is maintained by a party to this Agreement against any other party to enforce this Agreement or to seek any remedy for breach, then the party prevailing in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs of suit.

      6.15 Access to Historical Financial Information. Seller shall make available, and direct and authorize its independent public accountants to make available, to Buyers and to the independent public accountants representing Buyers, all working papers pertaining to the examination by Seller's accountants of Seller's accounting records, and shall provide such cooperation as Buyers shall reasonably request in connection with Buyers's preparation of any financial statements relating to the Assets required to be included in any filing made by Buyers or any affiliate of Buyers with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act.

      6.16 Termination of Retirement Plan. Seller and Stockholder agree to take all steps necessary to terminate Seller's simple IRA Retirement Plan effective as of the Closing Date.

      6.17 Liquidation. Stockholder agrees to cause the complete liquidation of Seller on or before May 1, 1999.

      6.18 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


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



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   BUYERS:

                                   THERMO VISION CORPORATION


                                   By:  /s/  Kristine Stotz Langdon
                                        -------------------------------
                                   Name:     Kristine Stotz Langdon
                                   Title:    President



                                   THERMO VISION OPTICON CORPORATION,


                                   By:  /s/  Kristine Stotz Langdon
                                        -------------------------------
                                   Name:     Kristine Stotz Langdon
                                   Title:    President


                                   SELLER:

                                  OPTICON CORP.


                                   By:  /s/  Harold Weissman
                                        -------------------------------
                                   Name:     Harold Weissman
                                   Title:    President



                                   STOCKHOLDER:


                                   /s/  Harold Weissman
                                        Harold Weissman



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